EXHIBIT 3.(ii)

                         CODE OF BY-LAWS

                               AND

                       CODE OF REGULATIONS

                               OF

                    INDIANA GAS COMPANY, INC.

                     AS AMENDED AND RESTATED

                     IN FULL ON JULY 1, 1987
               AS FURTHER AMENDED OCTOBER 27, 1989
               AS FURTHER AMENDED AUGUST 31, 1990
                AS FURTHER AMENDED JULY 26, 1991
              AS FURTHER AMENDED SEPTEMBER 24, 1993
              AS FURTHER AMENDED FEBRUARY 25, 1994
                AS FURTHER AMENDED JULY 28, 1995
                AS FURTHER AMENDED APRIL 26, 1996
                AS FURTHER AMENDED JULY 26, 1996
                 AS FURTHER AMENDED MAY 1, 1997
         AS FURTHER AMENDED AND RESTATED MARCH 31, 2000
          AS FURTHER AMENDED AND RESTATED JUNE 8, 2000


                            ARTICLE I

                             OFFICES

     SECTION 1. PRINCIPAL OFFICE. The principal office (the "Principal Office") of Indiana Gas Company, Inc. (the "Corporation") shall be at the registered office of the Corporation, or such other place as shall be determined by resolution of the Board of Directors of the Corporation (the "Board").

     SECTION 2. OTHER OFFICES. The Corporation may have such other offices at such other places within or without the State of Indiana as the Board may from time to time designate, or as the business of the Corporation may require.

                           ARTICLE II

                     SHAREHOLDERS' MEETINGS

     SECTION 1. PLACE OF MEETING. Every meeting of the shareholders of the Corporation (the "Shareholders") shall be held at the Principal Office, unless a different place is specified in the notice or waiver of notice of such meeting or by resolution of the Board or the Shareholders, in which event such meeting may be
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 held at the place so specified, either within or without the
State of Indiana.

     SECTION 2. ANNUAL MEETING. The annual meeting of the Shareholders (the "Annual Meeting") shall be held each year at a date and time determined by the Board, for the purpose of electing directors of the Corporation ("Directors") and for the transaction of such other business as may legally come before the Annual Meeting. If for any reason the Annual Meeting shall not be held at the date and time specified or fixed as herein provided, the business to be transacted at such Annual Meeting may be transacted at any special meeting of the Shareholders (a "Special Meeting") called for that purpose.

     SECTION 3. NOTICE OF ANNUAL MEETING. Written or printed notice of the Annual Meeting, stating the date, time and place thereof, shall be delivered or mailed by the Secretary or an Assistant Secretary to each Shareholder of record entitled to notice of such Meeting, at such address as appears on the records of the Corporation, at least ten and not more than sixty days before the date of such Meeting.

     SECTION 4. SPECIAL MEETINGS. Special Meetings, for any purpose or purposes (unless otherwise prescribed by law), may be called by the Board or the President, and shall be called by the President or any Vice President at (a) the request in writing of a majority of the Board, or (b) at the written demand, delivered to the Secretary, of Shareholders holding of record not less than fifty percent (50%) of the voting power of all the shares of the Corporation ("Shares") issued and outstanding and entitled by the Amended and Restated Articles of Incorporation of the Corporation, as the same may, from time to time, be amended (the "Articles"), to vote on the business proposed to be transacted thereat. All requests or demands for Special Meetings shall state the purpose or purposes thereof, and the business transacted at such Meeting shall be confined to the purposes stated in the call and matters germane thereto.

     SECTION 5. NOTICE OF SPECIAL MEETINGS. Written or printed notice of all Special Meetings, stating the date, time, place and purpose or purposes thereof, shall be delivered or mailed by the Secretary or the President or the Vice President calling the Meeting to each Shareholder of record entitled to notice of such Meeting, at such address as appears on the records of the Corporation, at least ten and not more than sixty days before the date of such Meeting. Notice of any Special Meeting called at the written demand of Shareholders shall be delivered or mailed within sixty days of the Secretary's receipt of such demand.

     SECTION 6. WAIVER OF NOTICE OF MEETINGS. Notice of any Annual or Special Meeting (a "Meeting") may be waived in writing by any Shareholder, before or after the date and time of the Meeting specified in the notice thereof, by a written waiver delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A Shareholder's attendance at any Meeting in person or by proxy shall constitute a waiver of (a) notice of such Meeting, unless the Shareholder at the beginning of the Meeting objects to the holding of or the transaction of business at the Meeting, and (b) consideration at such Meeting of any business that is not within the purpose or purposes described in the Meeting notice, unless the Shareholder objects to considering the matter when it is presented.

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     SECTION 7.  QUORUM.  At any Meeting, the holders of a
majority of the voting power of Shares issued and outstanding and entitled to vote at such Meeting, represented in person or by proxy, shall constitute a quorum for the election of Directors or for the transaction of other business, unless otherwise provided by law, the Articles or this Code of By-Laws and Code of Regulations, as the same may, from time to time, be amended (these "By-Laws"). If, however, a quorum shall not be present or represented at any Meeting, the Shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting of the date, time and place of the adjourned Meeting, unless the date of the adjourned Meeting requires that the Board fix a new record date (the "Record Date") therefor, in which case notice of the adjourned Meeting shall be given. At such adjourned Meeting, if a quorum shall be present or represented, any business may be transacted that might have been transacted at the Meeting as originally scheduled.

     SECTION 8. VOTING. At each Meeting, every Shareholder entitled to vote shall have one vote for each Share standing in his name on the books of the Corporation as of the Record Date fixed by the Board for such Meeting, except as otherwise provided by law or the Articles, and except that no Share shall be voted at any Meeting upon which any installment is due and unpaid. Voting for Directors and, upon the demand of any Shareholder, voting upon any question properly before a Meeting, shall be by ballot. A plurality vote shall be necessary to elect any Director, and on all other matters, the action or a question shall be approved if the number of votes cast thereon in favor of the action or question exceeds the number of votes cast opposing the action or question, except as otherwise provided by law or the Articles.

     SECTION 9. SHAREHOLDER LIST. The Secretary shall prepare before each Meeting a complete list of the Shareholders entitled to notice of such Meeting, arranged in alphabetical order by class of Shares (and each series within a class), and showing the address of, and the number of Shares entitled to vote held by, each Shareholder (the "Shareholder List"). Beginning five business days before the Meeting and continuing throughout the Meeting, the Shareholder List shall be on file at the Principal Office or at a place identified in the Meeting Notice in the city where the Meeting will be held, and shall be available for inspection by any Shareholder entitled to vote at the Meeting. On written demand, made in good faith and for a proper purpose and describing with reasonable particularity the Shareholder's purpose, and if the Shareholder List is directly connected with the Shareholder's purpose, a Shareholder (or such Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and to copy the Shareholder List, during regular business hours and at the Shareholder's expense, during the period the Shareholder List is available for inspection. The original stock register or transfer book (the "Stock Book"), or a duplicate thereof kept in the State of Indiana, shall be the only evidence as to who are the Shareholders entitled to examine the Shareholder List, or to notice of or to vote at any Meeting.

     SECTION 10. PROXIES. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein.

                           ARTICLE III

                       BOARD OF DIRECTORS

     SECTION 1. NUMBER. The business and affairs of the Corporation shall be managed by a Board of not less than one (1) nor more than eight (8) Directors. Directors shall be elected at each Annual Meeting of the Shareholders by the holders of the Common Stock entitled by the Articles to elect Directors.

     SECTION 2. VACANCIES AND REMOVAL. Any vacancy occurring in the Board shall be filled as provided in the Articles. Shareholders shall be notified of any increase in the number of Directors and the name, principal occupation and other pertinent information about any Director elected by the Board to fill any vacancy. Any Director, or the entire Board, may be removed from office only as provided in the Articles.

     SECTION 3. POWERS AND DUTIES. In addition to the powers and duties expressly conferred upon it by law, the Articles or these By-Laws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not inconsistent with the law, the Articles or these By-Laws.

     SECTION 4. ANNUAL BOARD MEETING. Unless otherwise determined by the Board, the Board shall meet each year on the same day as the Annual Meeting, at the place where such Meeting has been held, for the purpose of organization, election of Officers of the Corporation (the "Officers") and consideration of any other business that may properly be brought before such annual meeting of the Board (the "Annual Board Meeting"). The time of the meeting shall be specified in the notice for the holding of the Annual Board Meeting. If the Annual Board Meeting is not held as above provided, the election of Officers may be held at any subsequent duly constituted meeting of the Board (a "Board Meeting").

     SECTION 5. REGULAR BOARD MEETINGS. Regular meetings of the Board ("Regular Board Meetings") may be held at stated times or from time to time, and at such place, either within or without the State of Indiana, as the Board may determine, without call and without notice.

     SECTION 6. SPECIAL BOARD MEETINGS. Special meetings of the Board ("Special Board Meetings") may be called at any time or from time to time, and shall be called on the written request of at least one Director or the President, by causing the Secretary or any Assistant Secretary to give to each Director, either personally or by mail, telephone, telegraph, teletype or other form of wire or wireless communication at least two days' notice of the date, time and place of such Meeting. Special Board Meetings shall be held at the Principal Office or at such other place, within or without the State of Indiana, as shall be specified in the respective notices or waivers of notice thereof.

     SECTION 7. WAIVER OF NOTICE AND ASSENT. A Director may waive notice of any Board Meeting before or after the date and time of the Board Meeting stated in the notice by a written waiver signed by the Director and filed with the minutes or corporate records. A Director's attendance at or participation in a Board Meeting shall constitute a waiver of notice of such Meeting and assent to any corporate action taken at such Meeting, unless (a) the Director at the beginning of such Meeting (or promptly upon his arrival) objects to holding of or transacting business at the Meeting and does not thereafter vote for or assent to action taken at the Meeting; (b) the Director's dissent or abstention from the action taken is entered in the minutes of such Meeting; or (c) the Director delivers written notice of his dissent or abstention to the presiding Director at such Meeting before its adjournment, or to the Secretary immediately after its adjournment. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

     SECTION 8. QUORUM. At all Board Meetings, a majority of the number of Directors designated for the full Board (the "Full Board") shall be necessary to constitute a quorum for the transaction of any business, except (a) that for the purpose of filling of vacancies a majority of Directors then in office shall constitute a quorum, and (b) that a lesser number may adjourn the Meeting from time to time until a quorum is present. The act of a majority of the Board present at a Meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number is required by law, the Articles or these By-Laws.

     SECTION 9. COMMITTEES OF THE BOARD. The Board may, by resolution adopted by a majority of the Full Board, designate regular or special committees of the Board ("Committees"), in each case comprised of two or more Directors and to have such powers and exercise such duties as shall be provided by resolution of the Board.

     SECTION 10. RESIGNATIONS. Any Director may resign at any time by giving written notice to the Board, the President or the Secretary. Any such resignation shall take effect when delivered unless the notice specifies a later effective date. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

                           ARTICLE IV

                            OFFICERS

     SECTION 1. OFFICERS. The Officers shall be the President, one or more Vice Presidents, the Secretary and the Treasurer, and may include one or more Assistant Secretaries, one or more Assistant Treasurers, a Controller and one or more Assistant Controllers. Any two or more offices may be held by the same person and not all offices must be filled. The Board may from time to time elect or appoint such other Officers as it shall deem necessary, who shall exercise such powers and perform such duties as may be prescribed from time to time by these By-Laws or, in the absence of a provision in these By-Laws in respect thereto, as may be prescribed from time to time by the Board.

     SECTION 2. ELECTION OF OFFICERS. The Officers shall be elected by the Board at the Annual Board Meeting and shall hold office for one year or until their respective successors shall have been duly qualified and elected; provided, however, that the

Board may at any time elect one or more persons to new or different offices and/or change the title, designation and duties and responsibilities of any of the Officers consistent with the law, the Articles and these By-Laws.

     SECTION 3.  VACANCIES; REMOVAL.  Any vacancy among the
Officers may be filled for the unexpired term by the Board.  Any
Officer may be removed at any time by the affirmative vote of a majority of the Full Board.

     SECTION 4. DELEGATION OF DUTIES. In the case of the absence, disability, death, resignation or removal from office of any Officer, or for any other reason that the Board shall deem sufficient, the Board may delegate, for the time being, any or all of the powers or duties of such Officer to any other Officer or to any Director.

     SECTION 5. PRESIDENT. The President, subject to the supervision of the Board, shall have general charge of, and supervision and authority over, the operations of the Corporation, and shall have such other powers and perform such other duties as are incident to this office and as may be assigned to him by the Board. The President shall preside at all Shareholders' Meetings unless otherwise determined by the Board.

     SECTION 6. VICE PRESIDENTS. Each of the Vice Presidents shall have such powers and perform such duties as may be prescribed for him by the Board or delegated to him by the President. In the case of the absence, disability, death, resignation or removal from office of the President, the powers and duties of the President shall, for the time being, devolve upon and be exercised by the Executive Vice President, if there be one, and if not, then by such one of the Vice Presidents as the Board or the President may designate, or, if there be but one Vice President, then upon such Vice President; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the President, except as may be otherwise provided by the Board.

     SECTION 7. SECRETARY. The Secretary shall have the custody and care of the records, minutes and the Stock Book of the Corporation; shall attend all Shareholders' Meetings and Board Meetings, and duly record and keep the minutes of their proceedings in a book or books to be kept for that purpose; shall give or cause to be given notice of all Shareholders' Meetings and Board Meetings when such notice shall be required; shall file and take charge of all papers and documents belonging to the Corporation; and shall have such other powers and perform such other duties as are incident to the office of secretary of a business corporation, subject at all times to the direction and control of the Board and the President.

     SECTION 8. ASSISTANT SECRETARIES. Each of the Assistant Secretaries shall assist the Secretary in his duties and shall have such other powers and perform such other duties as may be prescribed for him by the Board or delegated to him by the President. In case of the absence, disability, death, resignation or removal from office of the Secretary, his powers and duties shall, for the time being, devolve upon such one of the Assistant Secretaries as the Board the President or the Secretary may designate, or, if there be but one Assistant Secretary, then upon such Assistant Secretary; and he shall thereupon, during such period, exercise and perform all of the powers and duties of the Secretary, except as may be otherwise provided by the Board.

     SECTION 9. TREASURER. The Treasurer shall have control over all records of the Corporation pertaining to moneys and securities belonging to the Corporation; shall have charge of, and be responsible for, the collection, receipt, custody and disbursements of funds of the Corporation; shall have the custody of all securities belonging to the Corporation; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and shall disburse the funds of the Corporation as may be ordered by the Board, taking proper receipts or making proper vouchers for such disbursements and preserving the same at all times during his term of office. When necessary or proper, he shall endorse on behalf of the Corporation all checks, notes or other obligations payable to the Corporation or coming into his possession for or on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds and valuable effects of the Corporation coming into his possession, in the name and the credit of the Corporation in such depositories as the Board from time to time shall direct, or in the absence of such action by the Board, as may be determined by the President or any Vice President. If the Board has not elected a Controller or an Assistant Controller, or in the absence or disability of the Controller and each Assistant Controller or if, for any reason, a vacancy shall occur in such offices, then during such period the Treasurer shall have, exercise and perform all of the powers and duties of the Controller. The Treasurer shall also have such other powers and perform such other duties as are incident to the office of treasurer of a business corporation, subject at all times to the direction and control of the Board and the President.

     If required by the Board, the Treasurer shall give the Corporation a bond, in such an amount and with such surety or sureties as may be ordered by the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

     SECTION 10. ASSISTANT TREASURERS. Each of the Assistant Treasurers shall assist the Treasurer in his duties, and shall have such other powers and perform such other duties as may be prescribed for him by the Board or delegated to him by the President. In case of the absence, disability, death, resignation or removal from office of the Treasurer, his powers and duties shall, for the time being, devolve upon such one of the Assistant Treasurers as the Board, the President or the Treasurer may designate, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer; and he shall thereupon, during such period, exercise and perform all the powers and duties of the Treasurer except as may be otherwise provided by the Board. If required by the Board, each Assistant Treasurer shall likewise give the Corporation a bond, in such amount and with such surety or sureties as may be ordered by the Board, for the same purposes as the bond that may be required to be given by the Treasurer.

     SECTION 11. CONTROLLER. The Controller shall have direct control over all accounting records of the Corporation pertaining to moneys, properties, materials and supplies, including the bookkeeping and accounting departments; shall have direct supervision over the accounting records in all other departments pertaining to moneys, properties, materials and supplies; shall render to the President and the Board, at Regular Board Meetings or whenever the same shall be required, an account of all his transactions as Controller and of the financial condition of the Corporation; and shall have such other powers and perform such other duties as are incident to the office of controller of a business corporation, subject at all times to the direction and control of the Board and the President.

     SECTION 12. ASSISTANT CONTROLLERS. Each of the Assistant Controllers shall assist the Controller in his duties, and shall have such other powers and perform such other duties as may be prescribed for him by the Board or delegated to him by the President. In case of the absence, disability, death, resignation or removal from office of the Controller, his powers and duties shall, for the time being, devolve upon such one of the Assistant Controllers as the Board, the President or the Controller may designate, or, if there be but one Assistant Controller, then upon such Assistant Controller; and he shall thereupon, during such period, exercise and perform all the powers and duties of the Controller, except as may be otherwise provided by the Board.

                            ARTICLE V

                     CERTIFICATES FOR SHARES

       SECTION 1. CERTIFICATES. Certificates for Shares ("Certificates") shall be in such form, consistent with law and the Articles, as shall be approved by the Board. Certificates for each class, or series within a class, of Shares, shall be numbered consecutively as issued. Each Certificate shall state the name of the Corporation and that it is organized under the laws of the State of Indiana; the name of the registered holder; the number and class and the designation of the series, if any, of the Shares represented thereby; and a summary of the designations, relative rights, preferences and limitations applicable to such class and, if applicable, the variations in rights, preferences and limitations determined for each series and the authority of the Board to determine such variations for future series; provided, however, that such summary may be omitted if the Certificate states conspicuously on its front or back that the Corporation will furnish the Shareholder such information upon written request and without charge. Each Certificate shall be signed (either manually or in facsimile) by (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary, or by any two or more Officers that may be designated by the Board.

      SECTION 2. RECORD OF CERTIFICATES. Shares shall be entered in the Stock Book as they are issued, and shall be transferable on the Stock Book by the holder thereof in person, or by his attorney duly authorized thereto in writing, upon the surrender of the outstanding Certificate therefor properly endorsed.

      SECTION  3.   LOST  OR DESTROYED CERTIFICATES.   Any  person
claiming a Certificate to be lost or destroyed shall make affidavit or affirmation of that fact and, if the Board or the President shall so require, shall give the Corporation and/or the transfer agents and registrars, if they shall so require, a bond of indemnity, in form and with one or more sureties satisfactory to the Board or the President and/or the transfer agents and registrars, in such amount as the Board or the President may direct and/or the transfer agents and registrars may require, whereupon a new Certificate may be issued of the same tenor and for the same number of Shares as the one alleged to be lost or destroyed.

SECTION 4. SHAREHOLDER ADDRESSES. Every Shareholder shall furnish the Secretary with an address to which notices of Meetings and all other notices may be served upon him or mailed to him, and in default thereof notices may be addressed to him at his last known address or at the Principal Office.

                           ARTICLE VI

                   CORPORATE BOOKS AND RECORDS

      SECTION 1. PLACES OF KEEPING. Except as otherwise provided by law, the Articles or these By-Laws, the books and records of the Corporation (including the "Corporate Records," as defined in the Articles) may be kept at such place or places, within or without the State of Indiana, as the Board may from time to time by resolution determine or, in the absence of such determination by the Board, as shall be determined by the President.

      SECTION 2. STOCK BOOK. The Corporation shall keep at the Principal Office the original Stock Book or a duplicate thereof, or, in case the Corporation employs a stock registrar or transfer agent within or without the State of Indiana, another record of the Shareholders in a form that permits preparation of a list of the names and addresses of all the Shareholders, in alphabetical order by class of Shares, stating the number and class of Shares held by each Shareholder (the "Record of Shareholders").

     SECTION 3. INSPECTION OF CORPORATE RECORDS. Any Shareholder (or the Shareholder's agent or attorney authorized in writing) shall be entitled to inspect and copy at his expense, after giving the Corporation at least five business days written notice of his demand to do so, the following Corporate Records: (1) the Articles; (2) these By-Laws; (3) minutes of all Shareholders' Meetings and records of all actions taken by the Shareholders without a meeting (collectively, "Shareholders Minutes") for the prior three years; (4) all written communications by the Corporation to the Shareholders including the financial statements furnished by the Corporation to the Shareholders for the prior three years; (5) a list of the names and business addresses of the current Directors and the current Officers; and (6) the most recent Biennial Report of the Corporation as filed with the
Secretary of State of Indiana. Any Shareholder (or the Shareholder's agent or attorney authorized in writing) shall also be entitled to inspect and copy at his expense, after giving the Corporation at least five business days written notice of his demand to do so, the following Corporate Records, if his demand is made in good faith and for a proper purpose and describes with reasonable particularity his purpose and the records he desires to inspect, and the records are directly connected with his purpose:
(1) to the extent not subject to inspection under the previous sentence, Shareholders Minutes, excerpts from minutes of Board Meetings and of Committee meetings, and records of any actions taken by the Board or any Committee without a meeting; (2)
appropriate accounting records of the Corporation; and (3) the Record of Shareholders.

      SECTION 4. RECORD DATE. The Board may, in its discretion, fix in advance a Record Date not more than seventy days before the date (a) of any Shareholders' Meeting, (b) for the payment of any dividend or the making of any other distribution, (c) for the allotment of rights, or (d) when any change or conversion or exchange of Shares shall go into effect.

                           ARTICLE VII

            CHECKS, DRAFTS, DEEDS AND SHARES OF STOCK

     SECTION 1. EXECUTION OF NEGOTIABLE INSTRUMENTS. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board, or otherwise required by law, be signed by the Treasurer and one other officer, or such other officers or employees as may be directed by the President.

      SECTION 2. DEEDS, NOTES, BONDS, MORTGAGES, CONTRACTS, ETC. All deeds, notes, bonds and mortgages made by the Corporation, and all other written contracts and agreements, other than those executed in the ordinary course of corporate business, to which the Corporation shall be a party, shall be executed in its name by the President, a Vice President or any other Officer so authorized by the Board and, when necessary or required, the Secretary or an Assistant Secretary shall attest the execution thereof. All written contracts and agreements into which the Corporation enters in the ordinary course of corporate business shall be executed by any Officer or by any other Employee designated by the President or a Vice President to execute such contracts and agreements.

     SECTION 3. SALE OR TRANSFER OF STOCK. Subject always to the further orders and directions of the Board, any share of stock issued by any corporation and owned by the Corporation (including reacquired Shares of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or a Vice President, and said endorsement shall be duly attested by the Secretary or an Assistant Secretary.

      SECTION 4. VOTING OF STOCK OF OTHER CORPORATIONS. Subject always to the further orders and directions of the Board, any share of stock issued by any other corporation and owned or controlled by the Corporation (an "Investment Share") may be voted at any shareholders' meeting of such other corporation by the
President or a Vice President. Whenever, in the judgment of the President, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect of any Investment Share, such proxy or consent shall be executed in the name of the Corporation, by the President or a Vice President, and, when necessary or required, shall be attested by the Secretary or an Assistant Secretary. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote an Investment Share the same as such Investment Share might be voted by the Corporation.

                          ARTICLE VIII

                           FISCAL YEAR

     SECTION 1. FISCAL YEAR. The Corporation's fiscal year shall begin on January 1 of each year and end on December 31 of that year.

                           ARTICLE IX

                           AMENDMENTS

      SECTION 1. AMENDMENTS. These By-Laws may be altered, amended or repealed, in whole or in part, and new By-Laws may be adopted, at any Board Meeting by the affirmative vote of a majority of the Full Board.